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Exhibit 3.6

CERTIFICATE OF LIMITED PARTNERSHIP
OF
EXCO OPERATING, LP,
a Delaware limited partnership

        This Certificate of Limited Partnership is filed pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17:

1.	Name of Partnership:	EXCO Operating, LP
2.	Address of Principal Office:	6500 Greenville Avenue Suite 600 Dallas, Texas 75206
3.	Name and Address of Registered Agent and
	Registered Office:	Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801
4.	General Partner:
	Name:	EXCO Resources, Inc.
	Mailing Address:	6500 Greenville Avenue Suite 600 Dallas, Texas 75206
5.	Other Matters:	The General Partner has determined not to include any other matters.

EXECUTED on the 30th day of July, 2001.

GENERAL PARTNER:
EXCO RESOURCES, INC., a Texas corporation
By:	/s/ RICHARD E. MILLER Richard E. Miller, Vice President and Secretary

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  Exhibit 3.6
CERTIFICATE OF LIMITED PARTNERSHIP OF EXCO OPERATING, LP, a Delaware limited partnership